Exhibit 10.20

CAESARS ENTERTAINMENT CORPORATION

SECOND AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION

TRUST AGREEMENT

CAESARS ENTERTAINMENT CORPORATION

SECOND AMENDED AND RESTATED

EXECUTIVE DEFERRED COMPENSATION

TRUST AGREEMENT

THIS SECOND AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION TRUST AGREEMENT (the “Trust Agreement”) is made by and between Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc., the “Company”) and Wells Fargo Bank, N.A. (the “Trustee”).

WHEREAS, the Company historically has maintained (and currently does maintain) the following five nonqualified deferred compensation plans (collectively, the “Plans”): (i) the Park Place Entertainment Corporation’s Executive Deferred Compensation Plan (the “CEDCP”); (ii) the Harrah’s Entertainment, Inc. Deferred Compensation Plan (the “DCP”); (iii) the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan (the “EDCP”); (iv) the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan (the “ESSP”, aka Caesars Entertainment Corporation Executive Supplemental Savings Plan); and (v) the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (the “ESSP II”, aka Caesars Entertainment Corporation Executive Supplemental Savings Plan II, together with the ESSP, the “ESSPs”));

WHEREAS, the Company is a party to an Escrow Agreement, most recently amended as of the Effective Date (as defined below), for which Wells Fargo Bank, N.A., successor by merger to Wells Fargo Bank Minnesota, N.A. is the escrow agent (the “Escrow Agreement”), and the Company made contributions pursuant to the Escrow Agreement to provide a source of funds to assist the Company in meeting its obligations under the EDCP and certain of its obligations under the DCP;

WHEREAS, the Company previously established a trust (the “Trust”) pursuant to a trust agreement (the “Initial Trust Agreement”) and made contributions to the Trust to provide a source of funds to assist the Company in meeting its obligations under the ESSPs and the portion of the DCP that was not subject to funding through the Escrow Agreement;

WHEREAS, the Company acquired Caesars Entertainment, Inc., a Delaware corporation (“Caesars”) through a merger of Caesars with and into Caesars Entertainment Operating Company, Inc. (“CEOC”, f/k/a Harrah’s Operating Company, Inc, (“HOC”)), a Delaware corporation and a wholly-owned subsidiary of the Company, according to the Agreement and Plan of Merger dated as of July 14, 2004, by and among the Company, HOC and Caesars, with HOC as the surviving entity;

WHEREAS, HOC, as the successor to Caesars, maintained a trust (the “Caesars Trust”) in order to provide HOC with a source of funds to assist it in satisfying its liabilities under the CEDCP;

WHEREAS, as of January 11, 2006, the Company and the Trustee entered into an amendment and restatement of the Initial Trust Agreement into the Trust Agreement, which was then known as the “Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement,” and the Caesars Trust was merged with and into the Trust effective as of January 12, 2006;

WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of December 19, 2006, by and among Hamlet Holding LLC, Hamlet Merger Inc., and the Company (then known as Harrah’s Entertainment, Inc.) (the “Merger Agreement”, pursuant to which Hamlet Merger Inc. merged with and into the Company (the “Merger”) upon the terms and conditions of the Merger Agreement;

WHEREAS, the Trust Agreement was amended effective as of January 28, 2008 in connection with the Merger to provide changes necessitated by the Merger;

WHEREAS, all of the Plans are currently frozen to new participants and new deferrals;

WHEREAS, CEOC voluntarily filed for reorganization under Chapter 11 of the United States Bankruptcy Code on January 15, 2015;

WHEREAS, a settlement agreement (the “Settlement Agreement”), dated as of September 14, 2016, by and among CEOC and the Company, concerning the treatment of the assets and liabilities associated with the Plans, has been approved by the United States Bankruptcy Court for the Northern District of Illinois in Chicago;

WHEREAS, the Settlement Agreement provides, among other things, that the Company shall assume all liabilities under or with respect to the Plans, that CEOC shall have no liabilities under or with respect to the Plans (or to any Plan Participants), that the Company shall be the sole owner of the Trust and the Trust Assets, and that the Trust Agreement shall be amended to give effect to the Settlement Agreement;

WHEREAS, the Company and the Trustee wish to amend and restate the Trust Agreement (and the Trust evidenced thereby) as contemplated by the Settlement Agreement and to make certain other clarifying and conforming changes, which Trust Agreement shall hereafter be known as “Caesars Entertainment Corporation Second Amended and Restated Executive Deferred Compensation Trust Agreement”; and

WHEREAS, it is the continued intent of the parties that the Trust and this Trust Agreement shall constitute an unfunded arrangement and shall not affect the status of any of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Act”).

NOW, THEREFORE, the parties amend and restate the Trust Agreement in its entirety as of the Plan Effective Date (as defined in the Settlement Agreement, the “Effective Date”), as follows:

ARTICLE ONE

ESTABLISHMENT OF TRUST

1.1    The current balance of the Trust, together with any subsequent contributions made or to be made by the Company, constitute the principal of the Trust to be held, administered and disposed of by the Trustee in accordance with the terms of the Plans and as provided in this Trust Agreement.

1.2    The Trust, as established was, and shall continue to be, irrevocable.

1.3    The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

1.4    The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company, and shall be used exclusively for the uses and purposes of the participants in the Plans (collectively, the “Plan Participants”) and the general creditors of the Company, as set forth herein; provided, however, that if any contributions are made on behalf of any employee of any subsidiary of the Company relating to deferrals of compensation for periods after the Effective Date, the principal of the Trust attributable to such contributions shall be subject to the claims of such subsidiary’s creditors in the event of the Insolvency of such subsidiary. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein. For the avoidance of doubt, from and after the Effective Date, the assets of the Trust shall not be subject to claims of general creditors of CEOC except as, and to the extent, specifically provided in the foregoing provisions of this Section 1.4, and CEOC shall have no claim to, right in or title to the assets held by the Trust; provided that notwithstanding the Settlement Agreement or anything to the contrary contained herein, in the event that any or all of the liabilities under or with respect to the Plans are or are deemed obligations of CEOC or any of its direct or indirect subsidiaries, then CEOC shall be entitled to reimbursement for such liability from the Trust assets.

1.5    The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in the Plans and this Trust Agreement. Neither the Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

1.6    Upon a “Change of Control” (as defined in the ESSPs and the DCP), the Company shall, as soon as possible, but in no event longer than ninety (90) days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant or beneficiary the benefits to which Plan Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

ARTICLE TWO

PAYMENTS TO PLAN PARTICIPANTS

AND THEIR BENEFICIARIES

2.1    The entitlement of a Plan Participant or his or her beneficiaries to benefits under each Plan shall be determined by the Company or such party as it shall designate under such Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in that Plan. No provision in this Trust Agreement shall be construed as affording to a participant under any Plan rights or privileges available under any other Plan. The rights and entitlements of each Plan Participant or beneficiary shall be determined in accordance with each Plan.

2.2    Subject to Article Fourteen, the Company may direct the Trustee to make payment of benefits to Plan Participants or beneficiaries as they become due under the terms of the Plans.

Alternatively, the Company may make payment of benefits directly to Plan Participants or beneficiaries. If the Company elects to make benefit payments directly to the Plan Participants or beneficiaries, the Company shall notify the Trustee of such election prior to the time amounts become payable to Plan Participants or their beneficiaries under the terms of the Plans.

2.3    The Company or a consultant designated by the Company shall provide to the Trustee, at least annually, a schedule showing the account balances of each Plan Participant or beneficiary, the vesting percentage applicable to each account balance and the entitlement of each Plan Participant or beneficiary to a current or future payment under the Plans (the “Payment Schedule”). If a Plan Participant or his beneficiary shall make a request for payment from the Trustee, the Trustee shall obtain from the Company its written authorization to make such payment and from the Company or its designated consultant an updated Payment Schedule that specifically reflects the amount currently payable to any Plan Participant or beneficiary who has requested payment from the Trustee, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amount. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with the appropriate Payment Schedule. There shall be no liability on the part of the Trustee with respect to any payment made in accordance with the terms of this Trust Agreement and the most recent Payment Schedule in the possession of the Trustee and at the direction of the Company. At the direction of the Company, the Trustee shall withhold any federal, state or local taxes required to be withheld on benefits paid under the Plans and shall pay amounts withheld to the Company for remittance to the appropriate taxing authorities. The Company shall indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to the Company’s failure to properly withhold and remit taxes (including FICA) due to the appropriate taxing authorities.

2.4    If the Company provides the Trustee written notification of its intention to cease payment of benefits to Plan Participants and beneficiaries, or to make no future contributions to the Trust, the Trustee shall immediately obtain from the designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee, an updated Payment Schedule in order to determine the funding status of the Trust. The funding status (the “funding ratio”) shall be determined by dividing the then-current market value of the Trust assets by the total account balances of the Plan Participants or beneficiaries reflected on the Payment Schedule, without regard to whether the accounts, are fully vested. If the funding ratio is less than one (1), all future benefit payments from the Trust shall not exceed the maximum lump-sum or installment payment due to Plan Participants or beneficiaries, multiplied by the funding ratio.

2.5    The designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee will calculate and record the difference between the amount paid to the Plan Participant or beneficiary from the Trust and the scheduled benefit payment according to the Plan which shall be referred to as the “underpayment.” The underpayment may be made by the Trustee to the affected Plan Participants or their beneficiaries only at such time as the value of the total assets of the Trust is sufficient to support a funding ratio of at least one (1) and to fund the underpayments. The Company may make payment of any underpayment directly to a Plan Participant or beneficiary and will provide written notification to its designated consultant or to the Trustee that it has done so.

ARTICLE THREE

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS

TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

3.1    The Trustee shall cease paying for benefits to Plan Participants and their beneficiaries if the Company is Insolvent. For purposes of the Plan, an entity shall be considered “Insolvent” for purposes of this Trust Agreement if (a) the entity is unable to pay its debts as they become due, or (b) the entity is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2    At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(a)    The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

(b)    Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(c)    If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(d)    The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Article Two of this Trust Agreement only after the Trustee has been directed that the Company is not Insolvent (or is no longer Insolvent).

3.3    Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE FOUR

PAYMENTS TO THE COMPANY

4.1    Except as provided in Articles Two and Three above and as set forth below in this Article Four, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment or benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

4.2    In the event that the Trust shall hold “Excess Assets” (as that term is defined in Section 4.3 below), the committee designated by the Company to carry out the administrative duties of the Company under the Plans (the “Committee”), in its discretion, may direct the Trustee to return part or all of such Excess Assets to the Company.

4.3    “Excess Assets” are assets of the Trust which exceed one hundred twenty percent (120%) of the amounts necessary to pay each Plan Participant or beneficiary the benefits to which such Plan Participants or their beneficiaries are entitled pursuant to the terms of the Plans as of the date the Committee requests that any Excess Assets be returned to the Company, regardless of whether such benefits are vested or payable as of the date the Committee makes its request for Excess Assets.

4.4    The calculations required by Section 4.3 or 4.6 shall be made by the Company’s designated consultant or, if deemed necessary by the Trustee, an actuary selected by the Trustee. If the Trustee so requests, the Company or its designated consultant shall provide to the Trustee an updated Payment Schedule in connection with the calculations performed in accordance with Section 4.3 or 4.6.

4.5    Any Excess Assets returned to the Company pursuant to this Article Four shall be returned to the Company in any order of priority directed by the Committee.

4.6    Notwithstanding Section 4.2, in no event shall the Trustee return to the Company pursuant to Section 4.2 all or any part of the assets allocated to the Pre-Merger Subtrust (as defined in Section 14.1), unless the Pre-Merger Subtrust funding ratio (as described in Section 14.9), determined immediately following the return of assets allocated to the Pre-Merger Subtrust to the Company, is not less than one hundred and twenty percent (120%).

ARTICLE FIVE

INVESTMENT AUTHORITY

5.1    All administrative rights associated with the assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable or rest with Plan Participants, except that voting rights with respect to the Trust assets will be exercised by the Company.

5.2    The Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

5.3    In the administration of the Trust, the Trustee shall have the following powers; however, all powers regarding the investment of the Trust shall be exercised solely pursuant to direction from the Company or its delegated agent or, if applicable, an investment manager, unless the Trustee has been properly delegated investment authority. No enumeration of specific powers herein shall be construed as a limitation on the general powers of the Trustee. The powers of the Trustee include, but are not limited to, the following:

(a)    To hold, as an investment of the Trust, life insurance policies owned by the Company and issued on the lives of current or former employees of the Company, in accordance with the provisions of Article Eight of this Trust Agreement;

(b)    To invest in securities (including stock and rights to acquire stock) or obligations issued by the Company;

(c)    To invest and reinvest in bonds, notes, debentures, stocks (common or preferred), interests in investment companies (whether “open-end mutual funds” or “closed-end mutual funds”), including shares of any investment company, whether or not the Trustee or any of its affiliates provides investment advice or other services to such company and receives compensation for the services provided, options to acquire or sell securities (including “covered call options”), commercial paper, bank repurchase agreements, individual and group annuity contracts, deposit administration contracts, life insurance company separate accounts and pooled investment funds, mortgages, leaseholds, fee interests, personal, corporate and governmental obligations;

(d)    To pledge or mortgage, assign, lease, contract to lease, grant and trade options to purchase, sell for cash or on credit at a private or public sale, convert, redeem, exchange for other securities or other property in which the Trust may be invested under this Trust Agreement or otherwise dispose of any securities or other property at any time held by the Trustee except as otherwise provided by the Plans; no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of such sale or other disposition;

(e)    To retain in cash so much of the Trust as the Trustee deems advisable and to deposit any such cash held in the trust in banking accounts, including banking accounts of the Trustee, without liability for interest, for a period of time as necessary, notwithstanding that the Trustee or an affiliate of the Trustee may benefit directly or indirectly from such uninvested amounts. It is acknowledged that the Trustee’s handling of such amounts is consistent with usual and customary banking and fiduciary practices, and any earnings realized by the Trustee or its affiliates will be compensation for its bank services in addition to its regular fees;

(f)    To settle, compromise, contest or submit to arbitration any claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings, and to represent the Trust in all suits or legal proceedings;

(g)    As directed by the Company, to exercise any conversion privilege or subscription right available in connection with any securities or property at any time held by the Trustee, to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held by the Trustee; and to do any acts with reference thereto, including the exercise of options, making of agreements or subscriptions, and the payment of expenses, assessments or subscriptions, which may be deemed to be necessary or advisable in connection therewith, and to hold and retain any securities or other property which the Trustee may so acquire;

(h)    As directed by the Company, to vote any corporate stock belonging to the Trust and to give proxies or general or limited powers of attorney for the purpose of such voting to other persons, with or without power of substitution;

(i)    To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge upon such terms and conditions as may be deemed advisable;

(j)    To collect the income, rents, issues, profits and increases of the Trust through such means as are deemed advisable;

(k)    To invest all or part of the Trust in interest-bearing deposits with the Trustee or another bank or other federally-insured institution at a reasonable rate of interest, including but not limited to investment in time deposits, savings deposits, certificates of deposit or time accounts;

(l)    To consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder, and Trustee may employ agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties and obligations hereunder. Company shall pay their reasonable compensation and expenses for services by such individuals or entities and if Company does not pay such expenses in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(m)    To cause any of the investments of the Trust to be registered in the name of the Trustee or in the name of its nominee, and any corporation or its transfer agent may presume conclusively that such nominee is the actual owner of any investments submitted for transfer; to make, execute and deliver as Trustee any and all instruments, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

(n)    To retain any funds or property subject to dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction; and

(o)    To file all tax and other returns and reports required of the Trustee.

5.4    The Trustee, in investing and reinvesting the assets of the Trust, shall be subject to the investment directions issued by the Company (or its designee) in accordance with the terms and provisions of the Plans. No discretionary investment power shall be exercised by the Trustee under this Trust Agreement except upon written acceptance by the Trustee of these responsibilities. Neither the Trustee nor any other person shall be under any duty to question any such direction of the Company or to review any securities or other property acquired or held pursuant to the Company’s directions or to make any suggestions to the Company in connection therewith, and the Trustee shall as promptly as possible comply with any directions given by the Company hereunder. The Trustee shall not be liable, to the extent permitted by law, for compliance with any such directions. The Company may delegate its investment discretion under this Section to the Trustee, and upon written acceptance, the Trustee shall exercise such investment discretion. Any such delegation shall be set forth in the Plans or be made by a written instrument delivered to the Trustee and signed by the Company and the Trustee. All directions of the Company to the Trustee shall be in writing signed by the Company or by such other person as it shall authorize in writing so to act. Notwithstanding any provision of this Trust Agreement to the contrary, the Company hereby agrees to indemnify the Trustee and to hold the Trustee harmless from and against any claim or liability which may be asserted against the Trustee by reason of the Trustee acting on any direction from the Company pursuant to this Section or failing to act in the absence of any such direction.

5.5    The Company may designate an investment manager to direct the Trustee regarding the management, acquisition and distribution of all or a part of the assets of the Trust. Any such investment manager shall be registered as an investment adviser under the Investment Advisers Act of 1940, or shall be a bank, or shall be an insurance company qualified to perform investment management services under the laws of the State of Delaware and shall have acknowledged in writing that he or it is a fiduciary with respect to the Trust. In the event an investment manager is appointed, the Company shall deliver to the Trustee a copy of the instruments appointing the investment manager and evidencing the investment manager’s acceptance of such appointment. The Trustee shall follow the written directions of the investment manager regarding the investment and reinvestment of the Trust or such portion thereof as shall be under management by the investment manager and shall exercise to such extent all powers set forth in Section 5.3 as directed by the investment manager until notified in writing by the Company that the appointment of the investment manager has been terminated. The Trustee shall be under no duty or obligation to review any investments to be acquired, held or disposed of pursuant to such directions, nor to make any recommendations with respect to the disposition or continued retention of any such investment or the exercise or non-exercise of any of the powers enumerated in Section 5.3. The Trustee shall have no liability or responsibility for acting pursuant to the directions of, or for failing to act in the absence of any directions from, the investment manager. The Company hereby agrees to indemnify the Trustee and hold the Trustee harmless from and against any claim or liability that may be asserted against the Trustee by reason of the Trustee’s acting on any direction from an investment manager pursuant to this Section or failing toilet in the absence of any such direction.

ARTICLE SIX

DISPOSITION OF INCOME

6.1    During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

6.2    During the term of this Trust, all income received by the Trust that is allocable to the assets of each Subtrust (as defined in Section 14.4), net of expenses and taxes allocable to such income, shall be accumulated and reinvested and allocated to such Subtrust.

ARTICLE SEVEN

ACCOUNTING BY THE TRUSTEE

7.1    The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year (or such other plan year determined by the Company and the Trustee) and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding plan year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such plan year or as of the date of such removal or resignation, as the case may be.

7.2    The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made with respect to each Subtrust, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each plan year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of each Subtrust during such year or during the period from the close of the last preceding plan year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by the Trustee with respect to each Subtrust, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in such Subtrust at the end of such plan year or as of the date of such removal or resignation, as the case may be.

ARTICLE EIGHT

RESPONSIBILITY OF THE TRUSTEE

8.1    The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company that is contemplated by, and in conformity with the terms of this Trust, and is given in writing by the Company. The Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, and claims (including reasonable attorney’s fees and costs of defense) for actions taken or omitted by the Trustee in accordance with the terms of this Trust, unless the Trustee has violated the Act or any other applicable law or has been negligent or has engaged in willful misconduct or has acted in bad faith. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

8.2    The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy other than to a successor Trustee or to an insurance carrier to effect a tax-free exchange of policies under Section 1035 of the Code, or to loan to any person the proceeds of any borrowing against such policy. The Trustee shall have the right to effect a voluntary conversion of the policy to a different form. The Trustee shall not be liable for the failure or omission of any insurance company for any reason to pay any benefits or furnish any services under the policies or contracts.

8.3    However, notwithstanding the provisions of Section 8.2 above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

8.4    Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Code.

ARTICLE NINE

COMPENSATION AND EXPENSES OF THE TRUSTEE

The Trustee shall be entitled to reasonable compensation for the services it renders under this Trust. The Company shall pay all fees and expenses associated with the administration of the Trust, including the Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

ARTICLE TEN

RESIGNATION AND REMOVAL OF THE TRUSTEE

10.1    The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

10.2    The Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee.

10.3    Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of all information reasonably required by the Trustee to transfer assets to the successor Trustee, unless the Company extends the time limit.

10.4    If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article Eleven hereof, by the effective date of resignation or removal under Section 10.1. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

ARTICLE ELEVEN

APPOINTMENT OF SUCCESSOR

11.1    If the Trustee resigns or is removed in accordance with Section 10.1 or Section 10.2 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

11.2    The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles Seven and Eight hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

ARTICLE TWELVE

AMENDMENT OR TERMINATION

12.1    This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (a) conflict with the terms of the Plans, (b) make the Trust revocable, (c) amend Section 4.6 or 6.2, or (d) amend Article Fourteen to permit the payment of any benefit payments (or portions thereof) attributable to the Post-Merger Subaccounts (as defined in Section 14.7) of the accounts of Plan Participants or beneficiaries in the Plans from the Pre-Merger Subtrust (as defined in Section 14.1). In the event of a conflict between an amendment to this Trust Agreement and the Plans, the Plans shall control and there shall be no liability on the part of the Trustee resulting from its execution of an amendment the terms of which conflict with the Plans.

12.2    The Trust shall not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

12.3    Upon written approval of Plan Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments owed to Plan Participants and beneficiaries under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

ARTICLE THIRTEEN

MISCELLANEOUS

13.1    Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.2    Benefits payable to the Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishments, levy, execution or other legal or equitable process.

13.3    This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ARTICLE FOURTEEN

SUBTRUSTS

14.1    Effective as of the Merger (as defined below), a subaccount (the “Pre-Merger Subtrust”) shall be established under the Trust, and all of the assets held in the Trust as of the effective time of the Merger shall be allocated to the Pre-Merger Subtrust. The Pre-Merger Subtrust shall be maintained as part of the Trust and the assets allocated thereto shall be held by the Trustee in accordance with the terms and conditions of the Trust Agreement.

14.2    Effective as of the Merger, a subaccount (the “Post-Merger Subtrust”) shall be established under the Trust, and none of the assets held in the Trust as of the effective time of the Merger shall be allocated to the Post-Merger Subtrust. The Post-Merger Subtrust shall be maintained as part of the Trust and the assets allocated thereto shall be held by the Trustee in accordance with the terms and conditions of the Trust Agreement.

14.3    Any contributions made by the Company to the Trust in accordance with Section 1.6 on and after January 28, 2008 (the effective date of the Merger) shall be allocated to the Pre-Merger Subtrust.

14.4    Any contributions made by the Company to the Trust under Section 1.5 on or after January 28, 2008 shall be allocated to the Pre-Merger Subtrust or the Post-Merger Subtrust (each, a “Subtrust”), as specified in a written direction of the Company to the Trustee.

14.5    The Company may direct the Trustee to make payment of benefits from the Pre-Merger Subtrust to a Plan Participant or beneficiary as such benefit payments become due under the terms of the Plans. Except as provided in Section 3.2, the Trustee shall make such benefit payments (or portions thereof) only to the extent such benefit payments (or portions thereof) are attributable to the Pre-Merger Subaccounts (as defined in Section 14.7) of such Plan Participant’s or beneficiary’s accounts in the Plans. In no event shall the Trustee make such benefit payments (or portions thereof) from the Pre-Merger Subtrust to the extent that such benefit payments (or portions thereof) are attributable to the Post-Merger Subaccounts of such Plan Participant’s or beneficiary’s accounts in the Plans, except as provided in Section 3.2.

14.6    The Company may direct the Trustee to make payment of benefits from the Post-Merger Subtrust to a Plan Participant or beneficiary as such benefit payments become due under the terms of the Plans.

14.7    The Company establish and maintain two subaccounts (a “Pre-Merger Subaccount” and a “Post-Merger Subaccount” and, collectively, the “Subaccounts”) for each of the Plan accounts of a Plan Participant or beneficiary in accordance with this Section 14.7. Such Subaccounts shall comprise portions of a Plan Participant’s or beneficiary’s Plan account and shall be maintained for purposes of accounting for the Trust assets and determining the Plan benefit payments to be made from the Subtrust under the Trust.

(a)    The Company shall establish and maintain a Pre-Merger Subaccount under each of the Plan accounts of a Plan Participant or beneficiary. Effective as of the Merger under the terms of the applicable Plan, the balance in such Plan account (determined without regard to the vested interest of such Plan Participant or beneficiary) shall be credited to the Pre-Merger Subaccount in such Plan account. All deferrals and contributions credited to such

Plan account on or before the Merger under the terms of the applicable Plan shall be credited to such Pre-Merger Subaccount. No deferrals or contributions credited to the Plan account after the Merger under the terms of the applicable Plan shall be credited to such Pre-Merger Subaccount. Such Pre-Merger Subaccount shall be adjusted to reflect investment gains and losses attributable to the portion of the Plan account allocable to such Pre-Merger Subaccount, and shall be debited to reflect distributions and forfeitures of the Plan benefits attributable to the portion of the Plan account allocable to such Pre-Merger Subaccount.

(b)    The Company shall establish and maintain a Post-Merger Subaccount under each of the Plan accounts of a Plan Participant or beneficiary. No deferrals or contributions credited to the Plan account on or before the Merger under the terms of the applicable Plan shall be credited to such Post-Merger Subaccount. All deferrals and contributions credited to such Plan account after the Merger under the terms of the applicable Plan shall be credited to such Post-Merger Subaccount. Such Post-Merger Subaccount shall be adjusted to reflect investment gains and losses attributable to the portion of the Plan Account allocable to such Post-Merger Subaccount, and shall be debited to reflect distributions and forfeitures of Plan benefits attributable to the portion of the Plan Account allocable to such Post-Merger Subaccount.

14.8    For purposes of this Article, the “Merger” shall mean the merger of Hamlet Merger Inc. with and into the Company pursuant to the Agreement and Plan of Merger, dated as of December 19, 2006, by and among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s Entertainment, Inc.

14.9    The Company or a consultant designated by the Company shall provide the Trustee with schedules showing the balances in the Subaccounts of a Plan Participant’s or beneficiary’s Plan accounts as follows.

(a)    The Company or a consultant designated by the Company shall provide to the Trustee, at least annually, as part of the Payment Schedule provided in accordance with Section 2.3, a schedule showing the balances of the Subaccounts in the Plan accounts of each Plan Participant or beneficiary. If a Plan Participant or his beneficiary shall make a request for payment from the Trustee in accordance with Section 2.3, the updated Payment Schedule provided by the Company or its designated consultant in accordance with Section 2.3 shall specifically reflect the amounts currently payable from such Subaccounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with the appropriate Payment Schedule and the schedules showing the balances in the Subaccounts in the Plan accounts of the Plan Participants and beneficiaries.

(b)    If the Company provides the Trustee written notification of its intention to cease payment of benefits to Plan Participants and beneficiaries, or to make no future contributions to the Trust, in accordance with Section 2.4, the Trustee shall immediately obtain from the designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee, as part of the updated Payment Schedule in accordance with Section 2.4, an updated schedule showing the balances of the Subaccounts in the Plan accounts of each Plan Participant or beneficiary in order to determine the funding status of the Pre-Merger Subtrust and the Post-Merger Subtrust. The funding status of the Pre-Merger Subtrust (the “Pre-Merger Subtrust funding ratio”) shall be determined by dividing the then current market value of the Trust assets allocated to the Pre-Merger Subtrust by the total of the balances in the Pre-Merger Subaccounts in the Plan accounts of the Plan Participants or beneficiaries reflected on the Payment Schedule, without regard to whether the accounts are fully vested. If the Pre-Merger Subtrust funding ratio is less than one (1), all future benefit payments from the Pre-Merger Subtrust shall not exceed the maximum lump-sum or installment payment due to Plan Participants or beneficiaries from such Plan Participant’s or beneficiary’s Pre-Merger Subaccounts, multiplied by the Pre-Merger Subtrust funding ratio. The funding status of the Post-Merger Subtrust (the “Post-Merger Subtrust funding ratio”) shall be determined by dividing the then current market value of the Trust assets allocated to the Post-Merger Subtrust by the total of the balances in the Post-Merger Subaccounts in the Plan accounts of the Plan Participants or beneficiaries reflected on the Payment Schedule, without regard to whether the accounts are fully vested. If the Post-Merger Subtrust funding ratio is less than one (1), all future benefit payments from the Post-Merger Subtrust shall not exceed the maximum lump-sum or installment payment due to Plan Participants or beneficiaries from such Plan Participant’s or beneficiary’s Post-Merger Subaccounts, multiplied by the Post-Merger Subtrust funding ratio.

(c)    The designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee shall calculate and record the difference between the amount paid to the Plan Participant or beneficiary from the Pre-Merger Subaccounts and the scheduled benefit payment from the Pre-Merger Subaccounts according to the applicable Plan which shall be referred to as the “Pre-Merger Sub account underpayment.” The Pre-Merger Subaccount underpayment may be made by the Trustee to the affected Plan Participants or their beneficiaries only at such time as the value of the total assets of the Trust allocated to the Pre-Merger Subtrust is sufficient to support a Pre-Merger Subtrust funding ratio of at least one (1) and to fund the Pre-Merger Subaccount underpayments. The Company may make payment of any Pre-Merger Subaccount underpayment directly to a Plan Participant or beneficiary and will provide written notification to its designated consultant or to the Trustee that it has done so.

(d)    The designated consultant, or, if deemed necessary by the Trustee, an actuary selected by the Trustee shall calculate and record the difference between the amount paid to the Plan Participant or beneficiary from the Post-Merger Subaccounts and the scheduled benefit payment from the Post-Merger Subaccounts according to the applicable Plan which shall be referred to as the “Post-Merger Subaccount underpayment.” The Post-Merger Subaccount underpayment may be made by the Trustee to the affected Plan Participants or their beneficiaries only at such time as the value of the total assets of the Trust allocated to the Post-Merger Subtrust is sufficient to support a Post-Merger Subtrust funding ratio of at least one (1) and to fund the Post-Merger Subaccount underpayments. The Company may make payment of any Post-Merger Subaccount underpayment directly to a Plan Participant or beneficiary and will provide written notification to its designated consultant or to the Trustee that it has done so.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their duly authorized representatives on the 12th day of December, 2016.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Timothy Donovan
Its:	Executive VP & General Counsel

WELLS FARGO BANK, N.A.

By:	/s/ Gaye Borden
Its:	VP, IR & T